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                                                                 Exhibit 10.4(c)

                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------

     This Assignment and Assumption Agreement ("Agreement") is made as of August 27, 1997, by BOSTON CHICKEN, INC., a Delaware corporation ("Purchaser"), in favor of SAAD J. NADHIR, an individual ("Seller"). Initially capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement of even date herewith by and between Purchaser and Seller, as the same may be amended from time to time ("Purchase Agreement").

                                   Recitals
                                   --------

A. Seller and Progressive Food Concepts, Inc. ("PFCI") are parties to that certain Stock Subscription Agreement, dated January 31, 1997, as amended by that certain Amendment to Stock Subscription Agreement, dated as of July 31, 1997 (as amended, the "Subscription Agreement") pursuant to which Seller has subscribed for a total of 6,500 shares of common stock of PFCI (the "Stock") at a price of $1,000 per share. Seller has paid for, and currently holds, 4,333.3335 shares of the Stock and has, pursuant to the Subscription Agreement, agreed to pay for the remaining 2,166.6665 shares of Stock by September 30, 1997.

B. Seller and Purchaser have executed the Purchase Agreement, pursuant to which Purchaser has agreed, among other things, to purchase the Stock currently owned by Seller. As partial consideration for such purchase, Seller has agreed to assign to Purchaser and Purchaser has agreed to assume from Seller all of Seller's right, title and interest to and under the Subscription Agreement.

                                   Agreement
                                   ---------

     NOW, THEREFORE, pursuant to the terms of the Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Seller hereby assigns to Purchaser, and Purchaser hereby accepts and assumes, all of Seller's rights and obligations under the Subscription Agreement. Purchaser agrees to pay, discharge, and perform when lawfully due all of Seller's obligations thereunder and hereby agrees to indemnify and hold harmless the Seller in respect of, and defend with counsel of Seller's choice, reasonably acceptable to Purchaser, any cost, charge, expense, fee, or claim arising out of the failure of Purchaser to pay or discharge in full any of such obligations.

2. Third Parties. The assignment and assumption described above is not intended by the parties in any way to expand the rights or remedies of any third party against Purchaser as compared to the rights and remedies which such third party would have had against the Seller had Purchaser not consummated the transactions contemplated by the Purchase Agreement.
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Without limiting the generality of the preceding sentence, the assignment to
Purchaser of the Subscription Agreement shall not create any third-party beneficiary rights.

3. Governing Laws. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Purchaser and the Seller and their respective successors and assigns, but shall not create any right of subrogation or other right on the part of any other person.

5. Amendment, Waiver and Termination. This Agreement cannot be amended, waived, or terminated except by a writing signed by the parties hereto.

6. Headings. The headings in this Agreement are for the purpose of reference only and shall not limit or otherwise affect the meaning thereof.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


BOSTON CHICKEN, INC.


By:  /s/  Paul A. Strasen                                /s/ Saad J. Nadhir
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Its:      Vice President                                     SAAD J. NADHIR